SCHEDULE A

Investor Class:

Direxion Monthly S&P 500˛ Bull 2X Fund
Direxion Monthly NASDAQ-100˛ Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund
Direxion Monthly Dollar Bull 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Developed Markets Bull 2X Fund
Direxion Monthly 10 Year Note Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly Commodity Bull 2X Fund
Dynamic HY Bond Fund
HY Bear Fund

Evolution Managed Bond Fund
Evolution All-Cap Equity Fund
Evolution Market Leaders Fund
Evolution Alternative Investment Fund

Direxion Monthly S&P 500˛ Bear 2X Fund
Direxion Monthly NASDAQ-100˛ Bear 2X Fund
Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Dollar Bear 2X Fund
Direxion Monthly Emerging Markets Bear 2X Fund
Direxion Monthly Developed Markets Bear 2X Fund
Direxion Monthly 10 Year Note Bear 2X Fund
U.S. Government Money Market Fund
Direxion Monthly China Bull 2X Fund
Commodity Trends Strategy Fund
Financial Trends Strategy Fund
Direxion/Wilshire Dynamic Fund

PSI Core Strength
PSI Macro Trends
PSI Total Return

Institutional Class:
Direxion/Wilshire Dynamic Fund

Last revised August 26, 2009